Exhibit 10(j)

XEROX UNIVERSAL LIFE PLAN

Effective July 1, 2003

Article I

Definitions

For the purposes hereof, unless otherwise required by the context, the following phrases or terms shall have the following meanings:

1.1 “Actively at Work” shall mean a Participant’s employment at a scheduled or actual rate of 30 hours or more per week with the Company.

1.2 “Administrator” shall mean the Vice President of the Company having responsibility for human resource matters, or his or her designee. The Administrator will manage and administer the Plan in accordance with the provisions of Article VII of this Plan.

1.3 “Beneficiary” shall mean the person(s), trust(s), or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

1.4 “Beneficiary Designation” shall mean the designation of a Beneficiary by the Participant on a form and in the manner acceptable to the Insurer and Administrator. A Beneficiary under the Plan shall be the Beneficiary named on the last valid designation on file with the Company or Insurer.

1.5 “Cash Surrender Value” shall be credited each year in accordance with the amount allocated under the contract as provided under the Insurance Policy with interest, appreciation and loss, as applicable, in connection with the funds selected and made available under the Insurance Policy.

1.6 “Change of Beneficiary” shall mean the act of changing a Beneficiary on a Change of Beneficiary Designation form to another individual, trust or estate of the Participant using a form acceptable to the Insurer and Administrator. The consent of a Beneficiary to change a Beneficiary shall not be required. The proper designation of a Beneficiary shall be the Beneficiary as designated on the last Change of Beneficiary Designation form on file with the Insurer or the Company.

1.7 “CLIP” shall mean the Xerox Corporation Contributory Life Insurance Program.

1.8 “Company” shall mean Xerox Corporation.

1.9 “Death Benefit” shall mean the Face Amount of life insurance provided by the Plan on the life of each Participant and any accumulated Cash Surrender Value less any outstanding loan balance.

1.10 “Disabled” or “Disability” shall mean those Employees who have been determined under procedures established under the Xerox Corporation Long-Term Disability Income Plan and the HR Policy defining Short-Term Disability to be disabled as that term is defined in such Plan or HR Policy, respectively.

1.11 “Effective Date of Coverage” shall mean the date, determined under Article II, that a Participant becomes covered under an Insurance Policy.

1.12 “Eligible Employee” shall mean each Employee who was an active Participant of the CLIP and who was Actively at Work on July 1, 2003, and each additional classification of Eligible Employees that are designated by the Administrator as participants under the Plan and are listed as Participants in Schedule A.

1.13 “Employee” shall mean any person who is an employee of the Company, as determined by the personnel policies of the Company, and is designated as such in the books and records of the Company. Any individual who was excluded under the Plan because the Company or its personnel policies classified such individual as an independent contractor, leased employee, temporary employee, supplemental contract worker, consultant, agent or self-employed shall remain excluded even if such individual is later determined to be a common law employee (unless the Plan is amended to provide coverage for such individual). Only individuals who are United States citizens may participate in this Plan. Ex-patriates and foreign nationals may participate subject to the approval of the Insurer.

1.14 “Face Amount” shall mean the total amount of life insurance protection provided by the Plan on the life of each Participant.

1.15 “Guaranteed Issue Amount” shall mean the maximum Face Amount of coverage provided under the Insurance Policy before the Insurer would require a Participant to complete a health questionnaire with respect to the Participant’s current health condition.

1.16 “Insurer” shall mean the insurance company selected by the Administrator to provide the Insurance Policy under the Plan.

1.17 “Insurance Policy” shall mean the Group Variable Universal Life insurance policy that shall be automatically renewable at the beginning of each Plan Year and that provides the insured benefit under this Plan.

1.18 “Participant” shall mean an Employee who is eligible to participate in this Plan as provided in Article II.

1.19 “Participation Agreement” shall mean the agreement(s) attached hereto as Schedule B between the Eligible Employee and the Company setting forth the particular terms, rights and obligations that apply only to the Eligible Employee with whom the Participation Agreement is made.

1.20 “Plan” shall mean this Xerox Universal Life Plan, which shall be evidenced by this instrument and by each Participation Agreement.

1.21 “Salary” shall mean the annual rate of pay as of July 1 paid to the Participant for services to the Company and shall include any voluntary pre-tax deferrals under a plan sponsored by the Company including amounts under Internal Revenue Code Sections 125, 132(f), and 4.02(g)(3).

Article II

Eligibility and Effective Date of Coverage

2.1 Each Eligible Employee shall become covered under an Insurance Policy on an Effective Date of Coverage as determined below:

(a) Each Eligible Employee, who was a participant in the CLIP and who was Actively at Work on July 1, 2003, shall become covered under an Insurance Policy on August 1, provided the premium and a properly completed application are received by the Insurer in connection with the Insurance Policy no later than August 1, 2003. In the event of the Employee’s death during the month of July 2003, such Employee shall receive a benefit equal to his or her current level of CLIP coverage.

(b) For each Employee who becomes an Eligible Employee, coverage under an Insurance Policy shall begin on the first day of the month following the date such individual is designated as an Eligible Employee once the premium and a properly completed application are received by the Insurer in connection with the Insurance Policy (provided such application is received within the 60-day period following the date an Employee was initially eligible for the Plan).

(c) For each Eligible Employee who is hired as an Eligible Employee, coverage under an Insurance Policy shall begin on the first of the month coincident with or next following such Eligible Employee’s date of hire once the premium and a properly completed application are received by the Insurer (provided such application is received within the 60-day period following the date an Employee was initially eligible for the Plan).

2.2 Each Eligible Employee must be Actively at Work on the date an application is signed by the Participant. If an Eligible Employee is not Actively at Work on the date an application is signed, then the Effective Date of Coverage (as determined under Section 2.1) may not begin until the Eligible Employee is Actively at Work.

2.3 If a Participant has met the requirements for eligibility under the Plan and thereafter becomes ineligible under the terms of the Plan and Insurance Policy, then such Participant will no longer be covered by the Plan or Insurance Policy subject to the discretion of the Plan Administrator. Nothing in the Plan shall be interpreted to limit, in any way, the right of the Participant to continue coverage if such continuation is provided for under the Insurance Policy where such continuation is unrelated to the individual’s employment or eligibility with the Company.

2.4 As a condition of participation, each eligible individual shall complete, execute, and return to the Administrator a signed and executed Participation Agreement in the form approved by the Administrator and will comply with such further conditions as may be established by and in the sole discretion of the Administrator. A copy of the Agreement for each Participant under the Plan shall be attached to and become a part of this Plan.

2.5 In the event the Insurer or Administrator classifies, in error, an individual as being eligible for the Plan, or in the event an individual has not been approved for coverage under the Plan, or in the event coverage is extended to an individual based on incorrect information, premiums which have been paid on behalf of such individual shall be refunded and coverage will not have been nor will be effective and in force.

2.6 An Eligible Employee shall only be provided with an application to participate in the Plan at the time of initial eligibility. If the Employee declines coverage or does not complete an application within the time required by Section 2.1, such Employee shall be deemed to have irrevocably elected not to participate in the Plan and shall have no further opportunity to do so.

2.7 In the event that coverage will be delayed because the Insurer has not approved the coverage under the Insurance Policy in excess of the Guaranteed Issue Amount, an amount of coverage up to the Guaranteed Issue Amount will be effective for such Eligible Employee provided the Insurer is in receipt of the application.

2.8 In the event an Eligible Employee who was an active Participant in the CLIP is Disabled on July 1, 2003, and such Employee has not completed an application for coverage under the Plan, the Guaranteed Issue Amount shall be equal to the value of the Employee’s coverage under the CLIP. In the event an Eligible Employee who was an active Participant in the CLIP has become disabled during the application period (the 60-day period beginning on the Employee’s initial date of eligibility) after signing the application, the Guaranteed Issue Amount shall be equal to the coverage as provided in 3.1(a).

Article III

Procurement of Insurance Policy

3.1 The Company, on behalf of the Participant, shall provide the Participant with the opportunity to apply to the Insurer for an Insurance Policy, in which the Participant shall have ownership rights and with the following provisions:

(a) Pre-retirement Coverage shall be the greater of (i) or (ii).

In the event a Participant dies while in active service of the Company, and prior to the date of retirement within the meaning provided under the Xerox Corporation Retirement Income Guarantee Plan, the amount of

Pre-retirement Coverage under the Insurance Policy and payable to a Beneficiary shall equal the greater of (i) the Death Benefit payable to the Employee’s Beneficiary under the CLIP as of July 1, 2003 or (ii) Salary multiplied by 3 plus the amount of Cash Surrender Value under the Insurance Policy.

(b) Post-retirement Target Coverage

Participants will have the option to continue coverage after termination of employment as provided in the Insurance Policy by paying premiums or using the Cash Surrender Value to cover the cost of insurance. For Participants who were in the CLIP, the Company will make additional investment contributions as provided in the Participation Agreement. The additional investment contributions will provide sufficient Cash Surrender Value at retirement age 65 or 10 years from the Xerox Universal Life Plan issue date, which ever is later, based on stated assumptions, to continue the Participant’s share of the CLIP death benefit after retirement. The length of time the actual Face Amount can be supported will depend on the performance of the underlying investment vehicle(s).

(c) Increasing Coverage Amounts; Maximum Amount of Plan Coverage

The Amounts described in (a) above are the amounts of coverage provided by the Company subject to the Insurer’s coverage limits and underwriting requirements. In addition, if the Salary of any Participant increases, the coverage under the Plan shall increase on July 1 subject to the Insurer’s coverage limits and underwriting requirements. The Insurer may require that the Participant answer medical inquiries about his current health condition. The Plan shall not provide for an increase in coverage due to increases in Salary if the Participant fails to cooperate with the Insurer or the Insurer does not approve the increase.

(d) Cessation of Company Contributions

The Company shall make premium contributions to cover the premium on behalf of each Participant as may be required in the Insurance Policy to provide the amount of coverage described in this Article. Contributions will be made until the earlier of termination of employment or retirement under the Xerox Corporation Retirement Income Guarantee Plan. For Participants who were in the CLIP and are retirement eligible upon termination, premium investment contributions will continue until retirement age 65 or 10 years from the Xerox Universal Life Plan issue date, whichever is later.

3.2 If a Participant does not cooperate in the securing of such insurance, or if he or she is for any reason unable to obtain insurance in the specified amount on his or her life, the Company shall have no further obligation to Participant under the Plan and such Participant’s Participation Agreement shall terminate.

3.3 The Participant shall have full ownership rights in any Insurance Policy acquired on Participant’s life.

Article IV

Beneficiary

4.1 The Participant shall designate his or her Beneficiary to receive benefits under the Plan on a Beneficiary Designation form approved by the Insurer. If more than one Beneficiary is named, the shares and the preference of each shall be distributed as indicated or on a pro rata basis if not otherwise instructed.

4.2 The Participant may terminate, alter or amend the Beneficiary Designation form as provided in the Insurance Policy. No change in Beneficiary shall be effective until received and acknowledged in writing by the Insurer.

4.3 Any payment made by the Insurer in accordance with the most recent Beneficiary Designation form filed with the Company and the Insurer shall fully discharge the Insurer from all further obligations with respect to such payment.

4.4 The Beneficiary may elect any settlement option that is offered under the Insurance Policies with respect to his or her portion of the Death Benefit proceeds.

Article V

Other Policy Provisions

5.1 To the extent provided in the Insurance Policy, a Participant may elect a loan or withdrawal of amounts under the Insurance Policy that is subject to a loan or withdrawal. The Insurer shall be obligated to provide sufficient communication regarding these rights to Participants.

5.2 A Participant may decline coverage under this Plan by filing a written notice to the Company and Insurer at any time declining such coverage. Such notice shall be irrevocable.

5.3 Nothing contained in this Plan or the Participation Agreement or Insurance Policy shall be construed as a contract of employment between the Company and a Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

5.4 The Insurer shall be responsible for adjudicating all claims under the Plan arising out of the Insurance Policy. The Company shall not administer or review any claim that is the jurisdiction of the Insurer.

Article VI

Termination Amendment Modification or Supplement of Plan

6.1 The Company reserves the right to totally or partially amend, modify or supplement this Plan or any Participation Agreement at any time and for any reason. Any amendment, modification or supplement shall be in writing and signed by the Vice President of the Company having responsibility for Human Resources. Changes to the Insurance Policy shall be subject to the terms of the Policy and no such amendment or change may occur to the Policy unless the amendment, modification or change is written and signed by the Insurer 30 days prior to the effective date of said change.

6.2 The Company reserves the right to terminate the Plan and any Participation Agreement in whole or in part, provided, however, and subject to the terms of the Insurance Policy no such termination shall adversely impact a Participant’s right to continue insurance coverage at the Participant’s own expense in accordance with the terms of the Insurance Policy.

6.3 If a termination of the Plan occurs, the obligation of the Company or a Participant to make any premium payments shall, subject to the Insurance Policy, cease and the rights of the Company and the Participant shall be controlled by this Article VI and the Insurance Policy. Participant rights under the Insurance Policy shall be determined with reference to such Policy and may include notice and contract rights.

Article VII

Administration of the Plan

7.1 The sole right of construction, interpretation and general administration of the Plan shall be vested in the Administrator. The sole right of construction, interpretation, and general administration of the Insurance Policy shall be vested in the Insurer.

7.2 The Insurer shall establish rules, forms and procedures for the administration of the Policy from time to time, and the Administrator shall establish rules, forms and procedures for the administration of the Plan from time to time. The Administrator may employ agents to carry out non-fiduciary as well as fiduciary responsibilities with respect to the Plan. The Administrator shall have the exclusive right to interpret the Plan, determine all questions of fact and determine eligibility under the Plan, and to decide any and all matters arising there under or in connection with the administration of the Plan. The Insurer shall be responsible for establishing a claims procedure for claims under the Insurance Policy. The Insurer shall be solely responsible for interpreting the Insurance Policy and administering such Policy under applicable law.

Article VIII

Indemnification

To the extent permitted by law, the Company shall indemnify and hold harmless the Administrator and any designee of the Administrator but only if employed by the Company, against any and all claims, losses, damages, expenses and liabilities arising from any act or failure to act that constitutes or is alleged to constitute a breach of such person’s responsibilities in connection with the Plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any other law, unless the same is determined to be due to gross negligence, willful misconduct, or willful failure to act.

Article IX

Miscellaneous

9.1 Any notice which shall or may be given under this Plan or an assignment shall be in writing and shall be mailed by United States Mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at its general offices:

Xerox Corporation

800 Long Ridge Road

Stamford CT 06904-1600

marked for the attention of the Administrator, Xerox Universal Life Plan; or if notice to a Participant, addressed to the most recent address shown on the Company’s personnel records.

9.2 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

9.3 The Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, his or her beneficiary, heirs, executors and administrators.

9.4 This Plan shall be construed and governed in all respects under and by the laws of the State of Connecticut, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.5 Headings and subheadings in this Plan are inserted for convenience and reference only and do not constitute any part of this Plan.

9.6 Neither the Plan, the Insurer, the Administrator nor the Company is responsible for any tax that may become due and payable with respect to any benefit provided under the Plan. The sole responsibility for paying a tax on benefits provided herein belongs to the Participant regardless of whether tax was withheld on income or reported as taxable to the Participant.

Schedule A

XEROX UNIVERSAL LIFE PLAN

Plan Participants

•	Active CLIP Participants as of July 1, 2003

•	Other active Band X and Band A U.S. employees as of July 1, 2003 and thereafter

•	Any other employee designated as a Participant by the Administrator and approved by the Insurer

Schedule B

XEROX UNIVERSAL LIFE PLAN

PARTICIPATION AGREEMENT

(for Participants in CLIP)

Section I                Personal Information

Please type or print clearly.
First Name, M.I., Last Name

Business Telephone
Street Address (Including Apt., Suite, etc.)

City, State, Zip

Social Security Number

Section II                Acknowledgement & Agreement

Complete this Section II only if you were a participant in the Xerox Corporation Contributory Life Insurance Program.

Yes, I acknowledge that I have received and reviewed a copy of the Xerox Universal Life Plan as may be amended from time to time, and I hereby agree to participate under the terms thereof. I also elect to receive the “additional contributions” referenced in Section 3.1(b) of the Xerox Universal Life Plan. I understand that the additional contribution will be an annual premium (payable monthly) in the amount of $ payable until the later of age 65 or 10 years from the Xerox Universal Life Plan issue date, provided that no premiums will be paid after my termination of employment unless I am retirement eligible as defined in the Xerox Corporation Retirement Income Guarantee Plan. I understand that the “additional contributions” are targeted to provide the post-retirement coverage to which I was entitled under the CLIP based on a 5.6% interest credit rate, the Insurer’s current cost of insurance rates and policy expense charges but that the length of time before the policy lapses will vary based on the policy performance. By electing coverage under this Plan, I am also waiving Company-paid coverage under the Xerox Corporation Life Insurance Plan.

Yes, I acknowledge that I have received and reviewed a copy of the Xerox Universal Life Plan, and I hereby agree to participate under the terms thereof. By electing coverage under this Plan, I am also waiving Company-paid coverage under the Xerox Corporation Life Insurance Plan. I elect, however, not to receive the additional contributions referenced in Section 3.1(b) of the Xerox Universal Life Plan

No, I elect not to participate in the Xerox Universal Life Plan.

Section III                Employee Signature

I understand that my election to decline coverage under the Xerox Universal Life Plan shall be irrevocable. I also understand that coverage under this Plan is subject to the Insurer’s coverage limits and underwriting requirements and that the Insurer may require me to answer medical inquiries to receive coverage or increases in coverage. I understand that if I do not cooperate or am otherwise unable to obtain insurance in the specified amount from the Insurer that Xerox shall have no further obligation under the Plan.

I understand that any premiums paid by Xerox will be added to my taxable income and that it is my sole responsibility to pay the taxes on such amounts.

I understand that Xerox intends this Plan to be permanent but can and does reserve the right to amend or terminate the Plan at any time and for any reason.

Signature of Employee	Month / Day / Year

Schedule B

XEROX UNIVERSAL LIFE PLAN

PARTICIPATION AGREEMENT

(for non-CLIP Participants)

Section I                Personal Information

Please type or print clearly.
First Name, M.I., Last Name

Business Telephone
Street Address (Including Apt., Suite, etc.)

City, State, Zip

Social Security Number

Section II                Acknowledgement & Agreement

Yes, I acknowledge that I have received and reviewed a copy of the Xerox Universal Life Plan as may be amended from time to time, and I hereby agree to participate under the terms thereof. By electing coverage under this Plan, I am also waiving Company-paid coverage under the Xerox Corporation Life Insurance Plan.

No, I elect not to participate in the Xerox Universal Life Plan.

Section III                Employee Signature

I understand that my election to decline coverage under the Xerox Universal Life Plan shall be irrevocable. I also understand that coverage under this Plan is subject to the Insurer’s coverage limits and underwriting requirements and that the Insurer may require me to answer medical inquiries to receive coverage or increases in coverage. I understand that if I do not cooperate or am otherwise unable to obtain insurance in the specified amount from the Insurer that Xerox shall have no further obligation under the Plan.

I understand that any premiums paid by Xerox will be added to my taxable income and that it is my sole responsibility to pay the taxes on such amounts.

I understand that Xerox intends this Plan to be permanent but can and does reserve the right to amend or terminate the Plan at any time and for any reason.

Signature of Employee	Month / Day / Year